Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

The Sponsor and Trustee of Equity Investor Fund, 2001 Year Ahead Portfolio, Defined Asset Funds:

We consent to the use in Amendment No. 1 to Registration Statement No. 333-50360 on Form S-6 of our report dated January 12, 2001, relating to the statement of condition of Equity Investor Fund, 2001 Year Ahead Portfolio, Defined Asset Funds and to the reference to us under the heading "How The Fund Works—Auditors" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
 New York, NY
January 12, 2001